UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2018

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On December 31, 2018, Workhorse Group Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, as borrower, Marathon Asset Management, LP, on behalf of certain entities it manages, as lenders (collectively, with their permitted successors and assignees, the “Lenders”), and Wilmington Trust, National Association, as the agent (“Wilmington”).  The Credit Agreement provided the Company with a $10 million tranche of term loans (the “Tranche One Loans”) which may not be re-borrowed following repayment and (ii) a $25 million tranche of term loans which may be re-borrowed following repayment (the “Tranche Two Loans” together with the Tranche One Loans, the “Loans”). The Company used the proceeds for the Tranche One Loans (x) to pay off a loan provided by Arosa Opportunistic Fund LP (“Arosa”) in the principal amount of $7.8 million plus interest and (y) for working capital purposes. Draws from the Tranche Two Loans will be used in connection with vehicle production and are subject to the Company’s receipt of purchase orders.

The Company’s ability to borrow amounts under the Credit Agreement is conditioned upon its compliance with specified covenants, including certain reporting covenants and financial covenants that, in addition to other items, require the Company to maintain (i) minimum liquidity of at least $4 million at all times on or after March 31, 2019, (ii) a maximum total leverage ratio (ratio of total debt borrowed by the Company to EBITDA for the four consecutive fiscal quarters most recently ended, subject to certain adjustments set forth in the Credit Agreement) not to exceed 4.50:1.00 on the last day of the quarter ended September 30, 2019, which total leverage ratio is adjusted for subsequent quarters as set forth in the Credit Agreement and (iii) a maximum debt service coverage ratio (ratio of EBITDA (for the four consecutive fiscal quarters most recently ended, subject to certain adjustments set forth in the Credit Agreement) to interest expense and payments for operating leases) not to exceed 1.25:1.00 on the last day of the quarter ended September 30, 2019, which debt service coverage ratio is adjusted for subsequent quarters as set forth in the Credit Agreement. In the event the Company breaches the total leverage ratio or the debt service coverage ratio covenants, the Company may cure such breach by raising capital through the sale of equity, which capital will be added on a dollar-for-dollar basis to the calculation of EBITDA for purposes of such test period to determine compliance with the financial covenant. In each consecutive four fiscal quarter period, equity cures can only be made for two fiscal quarters, and only four equity cures are allowed during the term of the Credit Agreement. The capital raised in connection with such equity cure must be used to repay the Loans.

In addition, the Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, restrictions on the Company’s ability to dispose of property, enter into mergers, acquisitions or other business combination transactions, incur additional indebtedness, grant liens, pay dividends and make certain other restricted payments. The representations, warranties and covenants contained in the Credit Agreement were made solely for the benefit of the parties to the Credit Agreement and their permitted successors and assignees. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the Credit Agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the Credit Agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Credit Agreement is included with this filing only to provide investors with information regarding the terms of the transactions contemplated thereby, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants contained in the Credit Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties contained in the Credit Agreement may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Tranche One Loans, and both the drawn and undrawn portions of the Tranche Two Loan, will bear interest at a rate per annum (based on a year of 360 days) equal to LIBOR (as defined in the Credit Agreement) plus 7.625%, which interest is payable quarterly commencing March 5, 2019.

The Credit Agreement contains customary events of default, including for non-payment, misrepresentation, breach of covenants, defaults under other material indebtedness, material adverse change, bankruptcy, change of control and material judgments.

The Loans mature on the third anniversary of the closing date. The Company is required to repay a portion of the Tranche One Loans with $500,000 installment payments on each of June 30, 2020, December 31, 2020 and June 30, 2021. Upon the occurrence and during the continuance of an event of default, the Lenders may declare all outstanding amounts thereunder immediately due and payable, and may terminate commitments to make any additional advances under the Tranche Two Loans. The Tranche Two Loans are required to be prepaid in an amount equal to the payments received from the subject purchase orders. The Company is also obligated to repay the Loans with a specified percentage of the net cash proceeds the Company receives in connection with certain dispositions of assets, casualty events, incurrences of debt and any issuances of capital stock (other than issuances of capital stock during the first 9 months after closing). The Company is required to prepay the Loans utilizing 100% of the net proceeds from any casualty event or the issuance or incurrence of debt and 50% of the net proceeds from any disposition. If the Company receives net cash proceeds from the issuance of capital stock after the nine-month anniversary of the closing date, the Company is required to prepay the Loans utilizing 35% of the net cash proceeds from such issuance. With limited exceptions, if the Company prepays any portion of the Tranche One Loans or the Tranche Two Loans (with the concomitant termination of the portion of the commitments under the Tranche Two Loans that is repaid) during the 12 months following the closing date, it is required to pay 100% of the interest that would have been due on such prepaid Loans if the prepaid amounts had been outstanding for a period of 12 months after the date of prepayment. If such prepayment occurs during the period beginning after the 12 month anniversary of the closing date and continuing through the 18 month anniversary of the closing date, the Company is required to pay 50% of the interest that would have been due on such prepaid Loans for the 12 month period following the date of such prepayment on a prorated basis.

The Company, the Company’s subsidiaries and Wilmington, as agent for the Lenders, entered into a Security Agreement, a Pledge Agreement and a Guarantee, among other loan documents, providing that the Company’s obligations to the Lenders are secured by a first priority security interest in substantially all of the Company’s and its subsidiaries’ tangible and intangible assets including the Company’s real property located in Loveland, Ohio and Union City, Indiana.

For so long as the Credit Agreement is in effect, the Lenders holding a majority of the Loans and unused commitments for the Tranche Two Loan will be entitled to have one representative acceptable to the Company attend all meetings of the Company’s board of directors (and any committees thereof), in a non-voting observer capacity, and such representative will receive copies of all notices, minutes, consents and other materials the Company provides to its directors in connection with such meeting. The Company may exclude such representative from access to any of such materials or meetings or portions thereof if it believes that any such material or portion thereof is a trade secret or similar confidential information or such exclusion is necessary to preserve the attorney-client privilege.

In accordance with the Credit Agreement, the Company issued each Lender a Common Stock Purchase Warrant to purchase, in the aggregate, 8,053,390 shares of common stock of the Company at an exercise price of $1.25 per share exercisable in cash only for a period of three years and then for cash or cashless thereafter (collectively, the “Initial Warrants”). Until the later of the repayment of all obligations owed to the Lenders or two years from the closing date, the Company will be required to issue additional Common Stock Purchase Warrants (the “Additional Warrants”) to the Lenders equal to 10%, in the aggregate, of any additional issuance, subject to certain exceptions, on substantially the same terms and conditions of the Initial Warrants, except that (i) the applicable expiration date thereof shall be five years from the issuance date of the applicable warrant, (ii) the initial exercise price shall be a price equal to the price per share of common stock used in the relevant issuance multiplied by 110% and (iii) the holder shall be entitled to exercise the warrant on a cashless exercise at any time the warrant is exercisable.

The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated under Regulation D thereunder, for the issuance of the Initial Warrants and the shares of common stock issuable upon exercise of the Initial Warrants. In connection with the issuance of each Initial Warrant, each Lender represented that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the securities purchased by it will be acquired solely for its own account for investment and not with a view to or for sale or distribution of the applicable Initial Warrant or any part thereof. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

As a condition to the closing of the Credit Agreement, the Company entered into a Registration Rights Agreement with the Lenders (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required, not later than 90 days following the execution of the Credit Agreement, to file a shelf registration statement on Form S-3 with the SEC with respect to the resale of the shares of common stock issuable upon exercise of the Initial Warrants or any Additional Warrant, if any (the “Warrant Shares”). The Company is required to use its reasonable best efforts to have such registration statement declared effective as soon as reasonably practicable but in no event no later than 180 days after the closing date of the Credit Agreement. The Company is required to keep such shares registered for as long as they are deemed Registrable Securities (as defined in the Registration Rights Agreement). In addition, any holder of Registrable Securities (as defined in the Registration Rights Agreement) will have the right, subject to certain limitations, to request an underwritten takedown of any Warrant Shares. Any holder of Registrable Securities (as defined in the Registration Rights Agreement) will have the right, on up to four occasions, to demand that the Company file a registration statement with the SEC with respect to the resale of the Warrant Shares, subject to certain limitations. In addition, any holder of Registrable Securities (as defined in the Registration Rights Agreement) is entitled to unlimited piggyback registration rights with respect to the registration of any equity securities of the Company, subject to certain limitations. These registration rights are subject to customary conditions and limitations regarding cutbacks and indemnification, among others. Subject to certain exceptions, the Company is generally required to bear all expenses of such registration, other than underwriting discounts and commissions and certain travel expenses.

The Company, at closing, paid a fee equal to 1.0% of the Tranche One Loans and the commitment for the Tranche Two Loans. Upon the first drawing of any Tranche Two Loans, the Company is required to pay another fee equal to 1.0% of the Tranche One Loans and the commitment for the Tranche Two Loans.

In connection with entry into the Credit Agreement, the Company agreed to pay Cowen & Company, LLC a cash fee equal to 2% of the gross proceeds received from the Lenders on the earlier of the next capital raise and March 31, 2019.

On December 31, 2018, concurrently with the closing of the Credit Agreement and the initial borrowing of the Tranche One Loans, the Company utilized a portion of the proceeds from the Tranche One Loans to repay in full all outstanding amounts under the Company’s existing Loan Agreement, dated July 6, 2018, as amended to date, by and among the Company, and Arosa Opportunistic Fund LP, as lender (the “Existing Loan Agreement”) and terminated all commitments by Arosa to extend further credit thereunder and all guarantees and security interests granted by the Company to Arosa in connection therewith.  Pursuant to the Existing Loan Agreement, the Company issued Arosa a Warrant to purchase 894,821 shares of common stock exercisable at $1.25 per share. As the full amount of all outstanding amounts under the Company’s Existing Loan Agreement have been repaid in full, the Company is no longer required to issue additional warrants to Arosa going forward.

The description of the terms and conditions of the agreements above do not purport to be complete and are qualified in their entirety by the full text of the form of the agreements described above, which are filed as exhibits to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Common Stock Purchase Warrants, each dated December 31, 2018

10.1	Credit Agreement among Workhorse Group Inc., as the Borrower, Marathon Structured Product Strategies Fund, LP, Marathon Blue Grass Credit Fund, LP, Marathon Centre Street Partnership, L.P. and TRS Credit Fund, LP, as the Lenders, and Wilmington Trust, National Association, as the Agent, dated December 31, 2018

10.2	Security Agreement, dated December 31, 2018, among Workhorse Group Inc., a Nevada corporation, Workhorse Technologies Inc., an Ohio corporation, Workhorse Properties Inc., an Ohio corporation, Workhorse Motor Works Inc, an Indiana corporation, Surefly, Inc., a Delaware corporation, and Wilmington Trust, National Association, in its capacity as agent

10.3	Pledge Agreement, dated December 31, 2018, among Workhorse Group Inc., a Nevada corporation, Workhorse Technologies Inc., an Ohio corporation, Workhorse Properties Inc., an Ohio corporation, Workhorse Motor Works Inc, an Indiana corporation, Surefly, Inc., a Delaware corporation, Wilmington Trust, National Association, in its capacity as agent

10.4	Guarantee, dated December 31, 2018, by Workhorse Technologies Inc., an Ohio corporation, Workhorse Properties Inc., an Ohio corporation, Workhorse Motor Works Inc, an Indiana corporation, and Surefly, Inc., a Delaware corporation

10.5	Registration Rights Agreement, dated December 31, 2018, among Workhorse Group Inc., Marathon Structured Product Strategies Fund, LP, Marathon Blue Grass Credit Fund, LP, Marathon Centre Street Partnership, L.P. and TRS Credit Fund, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: January 2, 2019	By:	/s/ Paul Gaitan
	Name:	Paul Gaitan
	Title:	Chief Financial Officer

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